Exhibit 99.1

For Release: May 3, 2010	Contact:	Wesley B. Wampler
**Teleconference**		Director, Investor Relations
May 4, 2010 10:30 A.M. (ET)		Phone: 540-949-3447
Domestic Dial in number: 800-860-2442		wamplerwes@ntelos.com
International Dial in number: 412-858-4600
Canada Dial in number: 866-605-3852
Replay number: 877-344-7529
Confirmation Codes: Conference ID: 439645
Audio webcast: http://ir.ntelos.com/

NTELOS Holdings Corp. Reports First Quarter 2010 Operating Results

NTELOS Net Income of $12.5 million, or $0.30 per share

Wireless Net Subscriber Additions of 6,748

Company Declares Quarterly Dividend

WAYNESBORO, VA – May 3, 2010 – NTELOS Holdings Corp. (NASDAQ: NTLS), a leading provider of wireless and wireline communications services (branded as NTELOS) in Virginia, West Virginia and Pennsylvania, today announced operating results for its first quarter of 2010.

Operating highlights include:

•	Operating revenues of $137.6 million, up 3% over previous quarter

•	Adjusted EBITDA (a non-GAAP measure) of $54.2 million, representing a 39% margin

•	Wireless adjusted EBITDA for first quarter 2010 of $38.1 million, up 6% from fourth quarter 2009

•	Wireless adjusted EBITDA margin of 37%, up sequentially from last quarter

•	Wireless monthly subscriber churn improved 25 basis points from previous quarter

•	Wireless postpay data ARPU for first quarter 2010 up 10% from last quarter and up 26% from first quarter 2009

•	Wireline adjusted EBITDA for first quarter 2010 of $18.6 million, a record for the segment

“Our first quarter results reflect improvement in several areas,” said James A. Hyde, CEO of NTELOS Holdings Corp. “Most notably, our wireless subscriber growth was significantly positive and our best net addition performance since first quarter last year. Wireless subscriber churn improved nicely for the third consecutive quarter and our postpay data ARPU continued to grow, exceeding twelve dollars in March.”

Recent Developments

Declaration of Dividend: On April 30, 2010, the Board of Directors of NTELOS Holdings Corp. declared a quarterly cash dividend on its common stock in the amount of $0.28 per share to be paid on July 14, 2010 to stockholders of record on June 14, 2010.

Hunter Appointed Executive Vice President, President – Wireless: Conrad J. Hunter was appointed as Executive Vice President, President – Wireless, effective April 12, 2010. Previously, Mr. Hunter was Executive Vice President and Chief Operating Officer for iPCS Wireless since August 2007. From February 2000 until July 2007, Mr. Hunter was a Vice President of United States Cellular Corporation, most recently Vice President, Midwest Operations. Prior to joining United States Cellular Corporation, Mr. Hunter was Vice President and General Manager of the Virginia region of PrimeCo PCS, which was acquired by NTELOS in 2000.

Business Segment Highlights

Wireless

•

Wireless operating revenues for the first quarter 2010 were $104.0 million, up 2% from fourth quarter 2009. Adjusted EBITDA for Wireless was $38.1 million for the first quarter 2010, up 6% from fourth quarter 2009. Wireless adjusted EBITDA margins improved sequentially from 35% in fourth quarter 2009 to 37% in first quarter 2010. Wireless operating expenses were $65.9 million for the first quarter 2010, down 1% from both first and fourth quarters of 2009, reflecting lower equipment costs of sales for the FRAWG products. Revenues from the Sprint wholesale agreement were $27.1 million for first quarter 2010, supported by the $9.0 million per month minimum and reflecting the travel data rate reset effective July 1, 2009. The calculated revenues underlying the minimum increased $0.6 million from fourth quarter 2009 to $23.8 million.

•

Retail wireless subscribers were 445,277 at March 31, 2010, reflecting 6,748 net subscriber additions in first quarter 2010. Wireless gross subscriber additions for first quarter 2010 were 48,047, up 8% from fourth quarter 2009, with sales success of the new FRAWG prepay product in the Virginia East markets partially offsetting a year-over-year decline in postpay gross additions. Churn rates for the first quarter 2010 improved for the third consecutive quarter with total monthly subscriber churn of 3.1%.

•

Postpay ARPU was $56.29 for the first quarter of 2010 with postpay data ARPU continuing solid growth, increasing $2.47, or 26%, from $9.37 in first quarter 2009 to $11.84 in first quarter 2010. Sequentially, postpay data ARPU is up 10%, or $1.10, compared to fourth quarter 2009.

“We are pleased with our first quarter subscriber results and the performance of our FRAWG product shows we can compete with the national carriers in the unlimited prepay space,” said Hyde. “Postpay subscriber growth remains a challenge, but we are nonetheless encouraged by these first quarter wireless results, especially the strength in gross additions, the continued churn improvement and the lift in wireless margins.”

Wireline

•

Wireline operating revenues for the first quarter 2010 were $33.4 million, up 8% from fourth quarter 2009. Adjusted EBITDA for Wireline was $18.6 million for the first quarter 2010, up 4% from the last quarter. Both revenue and adjusted EBITDA reflect increases related to the previously announced fiber asset acquisition completed on December 31, 2009.

•

RLEC: RLEC revenues for the first quarter of 2010 were $14.2 million, up 3% from fourth quarter 2009 as an increase in tandem switched access revenues from other carriers partially offset a decline in access lines. RLEC adjusted EBITDA was $10.0 million for first quarter 2010, compared to $10.2 million in fourth quarter 2009, down slightly due to heavy weather related repair and maintenance expenses.

•

Competitive Wireline: Revenues from wireline strategic products increased approximately $2.1 million, or 14%, to $16.5 million in first quarter 2010 from fourth quarter 2009. This improvement is primarily due to increases related to the fiber acquisition, but also to customer growth and continued growth in data connectivity and bandwidth demand. High-speed data and transport products showed significant revenue growth compared to first quarter last year: Broadband, dedicated access and Metro Ethernet were up 10% and IPTV video was up 105%. Broadband growth in the RLEC footprint continued with a 5% year-over-year customer gain, increasing customer penetration from 48% at March 31, 2009 to 55% at March 31, 2010. Adjusted EBITDA for Competitive Wireline was $8.5 million for the first quarter 2010, an increase of 11% over fourth quarter 2009, reflecting the revenue growth and consistent margins.

“Our high-bandwidth data products are the main growth drivers in wireline and continue to offset the impacts of legacy products and access line losses,” stated Hyde. “We are pleased with the significant and immediate impact of the Allegheny acquisition and the margin stability considering transitional and start-up operating expenses in the quarter.”

“Wireless subscriber sales and churn levels continued improving trends through first quarter and data ARPU growth remains strong,” said Hyde. “Our wireline segment continues to outperform the industry and is poised for continued growth. Overall, our first quarter 2010 results are a solid beginning for the year.”

###

Note: On August 24, 2009, the Company announced that its Board of Directors had approved a share repurchase program authorizing management to repurchase up to $40 million of NTELOS’ common stock. To date, 1,046,467 shares have been repurchased for $16.9 million, with no activity in first quarter 2010.

Business Outlook

The Company will provide 2010 financial guidance updates on the First Quarter 2010 Earnings Conference Call scheduled for May 4, 2010 at 10:30 A.M. ET.

Statements are based on management’s current expectations. These statements are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, gain/loss on interest rate swap agreement, net income attributable to noncontrolling interests, other expenses/income, equity based compensation charges and charges from voluntary early retirement and workforce reduction plans.

ARPU, or average monthly revenues per subscriber/unit with service, is computed by dividing service revenues per period by the weighted average number of subscribers with service during that period. Please see the footnotes in the exhibits for a complete definition of this measure.

Adjusted EBITDA and ARPU are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS) is an integrated communications provider with headquarters in Waynesboro, VA. NTELOS provides products and services to customers in Virginia, West Virginia, Pennsylvania, Kentucky, Ohio, Tennessee, Maryland and North Carolina, including wireless phone service, local and long distance telephone services, high capacity transport, data and voice services for Internet access and wide area networking and IPTV-based video services. Detailed information about NTELOS is available at www.ntelos.com.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications industry; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; the potential to experience a high rate of customer turnover; our dependence on our affiliation with Sprint Nextel (“Sprint”); a potential increase in our roaming rates and wireless handset subsidy costs; the potential for Sprint to build networks in our markets; federal and state regulatory fees, requirements and developments; loss of our cell sites; the rates of penetration in the wireless telecommunications industry; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Operations

•	Summary of Operating Results

•	Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Operating Income

•	Reconciliation of Operating Income to Adjusted EBITDA

•	Customer Summary

•	Wireless Customer Detail

•	Wireless Key Performance Indicators (KPI)

•	Wireless ARPU Reconciliation

NTELOS Holdings Corp.

Condensed Consolidated Balance Sheets

	March 31, 2010	December 31, 2009
(in thousands)
ASSETS
Current Assets
Cash	$51,889	$51,097
Accounts receivable, net	46,948	45,767
Inventories and supplies	7,638	10,870
Other receivables	1,852	1,705
Income tax receivable	—	4,368
Prepaid expenses and other	13,323	10,196

	121,650	124,003

Securities and investments	1,055	1,023

Property, plant and equipment, net	507,934	500,975

Other Assets
Goodwill	113,041	113,041
Franchise rights	32,000	32,000
Other intangibles, net	61,432	64,360
Radio spectrum licenses in service	115,449	115,449
Radio spectrum licenses not in service	16,853	16,850
Deferred charges and other assets	12,163	12,845

	350,938	354,545

Total Assets	$981,577	$980,546

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$6,961	$6,876
Accounts payable	29,882	30,756
Dividends payable	11,630	11,604
Advance billings and customer deposits	20,647	20,006
Accrued compensation	6,197	5,583
Income tax payable	4,613	—
Accrued operating taxes	3,148	3,070
Other accrued liabilities	5,727	4,832

	88,805	82,727

Long-Term Liabilities
Long-term debt	620,747	622,032
Other long-term liabilities	93,724	99,678

	714,471	721,710

Equity	178,301	176,109

Total Liabilities and Equity	$981,577	$980,546

NTELOS Holdings Corp.

Condensed Consolidated Statements of Operations

	Three months ended:
(in thousands, except per share amounts)	March 31, 2010	December 31, 2009	March 31, 2009
Operating Revenues	$137,551	$133,349	$140,664

Operating Expenses [1]

Cost of sales and services (exclusive of items shown separately below)	43,293	42,401	45,224
Customer operations	30,969	30,717	29,414
Corporate operations [2]	10,289	9,837	8,968
Depreciation and amortization [3]	21,528	22,730	23,158
Accretion of asset retirement obligations	124	(187)	276

	106,203	105,498	107,040

Operating Income	31,348	27,851	33,624

Other Income (Expenses)
Interest expense [4]	(10,090)	(9,123)	(5,306)
Gain on interest rate swap agreement	—	—	928
Other income, net	67	69	75

	21,325	18,797	29,321
Income Tax Expense [4]	8,595	4,299	11,687

Net Income	12,730	14,498	17,634

Net Income Attributable to Noncontrolling Interests	(219)	(221)	(232)

Net Income Attributable to NTELOS Holdings Corp.	$12,511	$14,277	$17,402

Basic and Diluted Earnings per Common Share Attributable to NTELOS Holdings Corp. Stockholders:

Income per share - basic and diluted	$0.30	$0.34	$0.41

Weighted average shares outstanding - basic	41,216	41,757	42,155
Weighted average shares outstanding - diluted	41,540	42,009	42,331

Cash Dividends Declared per Share - Common Stock	$0.28	$0.28	$0.26

[1]

Includes equity based compensation charges related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions (commencing June 1, 2009) of $1.2 million, $0.2 million and $1.0 million for the three months ended March 31, 2010, December 31, 2009 and March 31, 2009, respectively.

[2]

First quarter 2010 includes a $0.9 million charge related to severance benefits pursuant to an executive employment agreement. Please see Form 8-K filed with the SEC on March 12, 2010 for additional information. First quarter 2009 includes a one-time cash payment of $1.0 million to James A. Hyde, NTELOS’ then newly hired president and COO.

[3]

Depreciation and amortization expense includes accelerated depreciation related to 3G-1xRTT equipment replaced or redeployed in connection with the EV-DO upgrade of $0.6 million, $0.7 million and $1.2 million for the three months ended March 31, 2010, December 31, 2009 and March 31, 2009, respectively.

[4]

During 2009 the Company concluded a routine federal tax examination on a “No Change” basis for the year in which an unrecognized tax benefit (“UTB”) originated. As a result, a UTB of $3.1 million was recognized at the conclusion of the examination which reduced income tax expense in fourth quarter 2009. In addition, approximately $0.7 million in accrued interest on the UTB was eliminated as a credit to interest expense in fourth quarter 2009.

NTELOS Holdings Corp.

Summary of Operating Results

(in thousands)	Three months ended:
	March 31, 2009	December 31, 2009	March 31, 2010
Operating Revenues
Wireless PCS Operations	$109,206	$102,388	$104,045
Subscriber Revenues	71,755	67,754	67,712
Wholesale/Roaming Revenues, net	30,076	28,396	28,319
Equipment Revenues	7,041	5,887	7,650
Other Revenues	334	351	364

Wireline Operations
RLEC	14,690	13,761	14,235
Competitive Wireline	16,643	17,083	19,139

Wireline Total	31,333	30,844	33,374

Other	125	117	132

	$140,664	$133,349	$137,551

Operating Expenses

(before depreciation & amortization, asset impairment charges, accretion of asset retirement obligations, equity based compensation, and charges from voluntary early retirement and workforce reduction plans, a non-GAAP Measure of operating expenses)

Wireless PCS Operations	$66,415	$66,523	$65,943
Cost of Sales and Services
Cost of Sales - Equipment	9,871	8,118	8,307
Cost of Sales - Access & Other	10,989	10,575	9,194
Maintenance and Support	14,343	15,079	14,999
Customer Operations	25,490	27,435	26,783
Corporate Operations	5,722	5,316	6,660

Wireline Operations
RLEC	3,741	3,611	4,200
Competitive Wireline	9,849	9,416	10,599

Wireline Total	13,590	13,027	14,799

Other [3]	2,558	1,685	2,585

	$82,563	$81,235	$83,327

Adjusted EBITDA (a non-GAAP Measure) 1

Wireless PCS Operations	$42,791	$35,865	$38,102

Wireline Operations
RLEC	10,949	10,150	10,035
Competitive Wireline	6,794	7,667	8,540

Wireline Total	17,743	17,817	18,575

Other [3]	(2,433)	(1,568)	(2,453)

	$58,101	$52,114	$54,224

Capital Expenditures - excluding acquisition of Allegheny fiber assets 2

Wireless PCS Operations	$17,951	$8,369	$10,208

Wireline Operations
RLEC	2,836	819	2,678
Competitive Wireline	7,355	4,754	10,521

Wireline Total	10,191	5,573	13,199

Other	3,472	2,943	1,984

	$31,614	$16,885	$25,391

Adjusted EBITDA less Capital Expenditures (a non-GAAP measure) 2

Wireless PCS Operations	$24,840	$27,496	$27,894

Wireline Operations
RLEC	8,113	9,331	7,357
Competitive Wireline	(561)	2,913	(1,981)

Wireline Total	7,552	12,244	5,376

Other [3]	(5,905)	(4,511)	(4,437)

	$26,487	$35,229	$28,833

[1]

Please see earnings release schedules available on the Company’s website or NTELOS Holdings Corp. SEC filings for fourth quarter 2009 reconciliations of adjusted EBITDA to operating income and to net income.

[2]	Exclusive of $26.7 million of fiber optics and network assets and transport and data service contract assets acquired from Allegheny Energy, Inc. on December 31, 2009.
[3]

First quarter 2010 includes a $0.9 million charge related to severance benefits pursuant to an executive employment agreement. Please see Form 8-K filed with the SEC on March 12, 2010 for additional information. First quarter 2009 includes a one-time cash payment of $1.0 million to James A. Hyde, NTELOS’ then newly hired president and COO.

NTELOS Holdings Corp.

Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Operating Income 1

(in thousands)

	Three months ended:
	March 31, 2009	March 31, 2010
Net income attributable to NTELOS Holdings Corp.	$17,402	$12,511
Net income attributable to noncontrolling interests	232	219

Net Income	17,634	12,730

Interest expense	5,306	10,090
Gain on interest rate swap agreement	(928)	—
Income taxes	11,687	8,595
Other income	(75)	(67)

Operating income	$33,624	$31,348

Wireless	$26,153	$23,639
RLEC	7,215	6,450
Competitive Wireline	3,624	4,728
Other	(3,368)	(3,469)

Operating income	$33,624	$31,348

[1]

Please see earnings release schedules available on the Company’s website or NTELOS Holdings Corp. SEC filings for fourth quarter 2009 reconciliations of adjusted EBITDA to operating income and to net income.

NTELOS Holding Corp.

Reconciliation of Operating Income to Adjusted EBITDA

(dollars in thousands)	2009					2010
	Wireless		Competitive			Wireless		Competitive
	PCS	RLEC	Wireline	Other	Total	PCS	RLEC	Wireline	Other	Total
For The Three Months Ended March 31
Operating Income	$26,153	$7,215	$3,624	$(3,368)	$33,624	$23,639	$6,450	$4,728	$(3,469)	$31,348
Depreciation and amortization	16,283	3,666	3,151	58	23,158	14,090	3,488	3,863	87	21,528

Sub-total:	42,436	10,881	6,775	(3,310)	56,782	37,729	9,938	8,591	(3,382)	52,876

Accretion of asset retirement obligations	257	5	14	—	276	188	5	(69)	—	124
Equity based compensation	98	63	5	877	1,043	185	92	18	929	1,224

Adjusted EBITDA	$42,791	$10,949	$6,794	$(2,433)	$58,101	$38,102	$10,035	$8,540	$(2,453)	$54,224

Adjusted EBITDA Margin	39.2%	74.5%	40.8%	NM	41.3%	36.6%	70.5%	44.6%	NM	39.4%

NTELOS Holdings Corp.

Customer Summary Table

Quarter Ended:	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010
Wireless Subscribers	444,475	442,089	438,303	438,529	445,277
RLEC Total Access Lines	40,343	39,616	38,853	38,237	37,718
CLEC Access Lines [1]	49,499	49,162	49,265	49,694	49,522
RLEC Broadband Customers [2]	13,791	14,021	14,215	14,372	14,471
Total Broadband Connections [2]	22,846	22,768	23,138	23,478	24,166
Video Subscribers	1,268	1,539	1,839	2,040	2,203

[1]	Includes customer Primary Rate Interface (PRI) line equivalents at 23 lines per PRI. Excludes intercompany PRI lines.
[2]

Includes customers or customer equivalents for DSL, dedicated Internet access, wireless portable broadband, broadband over fiber and metro Ethernet. All revenues from broadband products, including RLEC broadband, are recorded in the operating revenues of the Competitive Wireline segment.

NTELOS Holdings Corp.

Wireless Customer Detail

Quarter Ended:	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010
Total Wireless Subscribers
Beginning Subscribers	435,008	444,475	442,089	438,303	438,529
Prepay	123,999	130,205	129,323	130,184	131,783
Postpay	311,009	314,270	312,766	308,119	306,746

Gross Additions	50,426	37,944	43,373	44,376	48,047
Prepay	27,221	20,161	25,917	25,427	31,062
Postpay	23,205	17,783	17,456	18,949	16,985

Disconnections	40,959	40,330	47,159	44,150	41,299
Prepay	20,170	20,489	24,784	23,587	20,222
Postpay	20,789	19,841	22,375	20,563	21,077

Net Additions	9,467	(2,386)	(3,786)	226	6,748
Prepay	7,051	(328)	1,133	1,840	10,840
Postpay	2,416	(2,058)	(4,919)	(1,614)	(4,092)

Ending Subscribers	444,475	442,089	438,303	438,529	445,277
Prepay	130,205	129,323	130,184	131,783	142,427
Postpay	314,270	312,766	308,119	306,746	302,850

Note: Postpay subscriber loss for first quarter 2010 of 3,896 consists of net losses of 4,092 and conversions of prepay customers to postpay of 196. Please refer to previous earnings releases for comparable information for prior quarters.

NTELOS Holdings Corp.

Wireless Key Performance Indicators

	Three months ended:
	March 31, 2009	December 31, 2009	March 31, 2010
Average Subscribers (weighted monthly)	440,629	436,970	441,781

Gross Subscriber Revenues ($000)	$72,142	$67,480	$67,927
Revenue Accruals & Deferrals	(324)	346	(138)
Eliminations & Other Adjustments	(63)	(72)	(77)

Net Subscriber Revenues ($000)	$71,755	$67,754	$67,712

Average Monthly Revenue per Subscriber/Unit (ARPU) [1]	$54.58	$51.48	$51.25

Average Monthly Revenue per Postpay Subscriber/Unit (ARPU) [1]	$56.87	$56.23	$56.29

Average Monthly Data Revenue per Subscriber/Unit (ARPU) [1]	$8.78	$9.84	$10.83

Average Monthly Data Revenue per Postpay Subscriber/Unit (ARPU) [1]	$9.37	$10.74	$11.84

Strategic Network Alliance Revenues ($000)
Home Voice	$12,776	$13,861	$14,435
Travel Voice	3,950	4,442	4,239

Total Voice	16,726	18,303	18,674

Home Data	3,183	3,319	3,368
Travel Data	8,916	1,662	1,803

Total Data	12,099	4,981	5,171

Revenue Minimum Adjustment	—	3,772	3,216

Total	$28,825	$27,056	$27,061

Monthly Postpay Subscriber Churn	2.2%	2.2%	2.3%

Monthly Blended Subscriber Churn	3.1%	3.4%	3.1%

Total Cell Sites (period ending)	1,190	1,247	1,251

EV-DO Rev. A Cell Sites (period ending; sub-set of Total Cell Sites above)	881	1,065	1,065

Cell Sites under the Strategic Network Alliance Agreement (period ending; sub-set of Total Cell Sites above)	728	762	762

[1]

Average monthly revenues per subscriber/unit in service, or ARPU, is an industry metric that measures service revenues per period divided by the weighted average number of handsets in service during that period. ARPU as defined may not be similar to ARPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s statement of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPU in order to determine their effectiveness. ARPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.

NTELOS Holdings Corp.

Wireless ARPU Reconciliation

	Three months ended:
	March 31, 2009	December 31, 2009	March 31, 2010
Average Revenue per Handset/Unit (ARPU) [1]
(amounts in thousands except for subscribers and ARPU)

Operating Revenues	$140,664	$133,349	$137,551
Less: Wireline and other operating revenue	(31,458)	(30,961)	(33,506)

Wireless communications revenue	109,206	102,388	104,045
Less: Equipment revenue from sales to new customers	(1,772)	(1,972)	(3,075)
Less: Equipment revenue from sales to existing customers	(5,269)	(3,915)	(4,575)
Less: Wholesale revenue	(30,076)	(28,396)	(28,319)
Plus (Less): Other revenues, eliminations and adjustments	53	(625)	(149)

Wireless gross subscriber revenue	$72,142	$67,480	$67,927

Less: Paid in advance subscriber revenue	(18,643)	(16,190)	(16,261)
(Less) Plus: Adjustments	(137)	387	(214)

Wireless gross postpay subscriber revenue	$53,362	$51,677	$51,452

Average subscribers	440,629	436,970	441,781

Total ARPU	$54.58	$51.48	$51.25

Average postpay subscribers	312,783	306,361	304,670

Postpay ARPU	$56.87	$56.23	$56.29

Wireless gross subscriber revenue	$72,142	$67,480	$67,927
Less: Wireless voice and other feature revenue	(60,537)	(54,585)	(53,573)

Wireless data revenue	$11,605	$12,895	$14,354

Average subscribers	440,629	436,970	441,781

Total Data ARPU	$8.78	$9.84	$10.83

Wireless gross postpay subscriber revenue	$53,362	$51,677	$51,452
Less: Wireless postpay voice and other feature revenue	(44,574)	(41,803)	(40,629)

Wireless postpay data revenue	$8,788	$9,874	$10,823

Average postpay subscribers	312,783	306,361	304,670

Postpay data ARPU	$9.37	$10.74	$11.84

[1]

Average monthly revenues per subscriber/unit with service, or ARPU, is an industry metric that measures service revenues per period divided by the weighted average number of subscribers with service during that period. ARPU as defined may not be similar to ARPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s statement of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPU in order to determine their effectiveness. ARPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.